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                                                                  EXHIBIT 10.35



                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

         CONVERTIBLE DEBENTURE PURCHASE AGREEMENT ("Agreement") dated as of January 26, 1999 between U.S. Plastic Lumber Corporation, a Nevada corporation (the "Company"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, 5% Convertible Debentures due January 26, 2004 (the "Debentures"), in the aggregate principal amount of $2,500,000 at an aggregate price of $2,500,000, having the rights and privileges set forth in the Debentures in the form of Exhibit 1.1A attached hereto (the "Issuance"), on the terms and conditions set forth herein; and

         WHEREAS, the Debentures will be convertible into shares ("Common Shares") of common stock, par value $.0001 of the Company ("Common Stock"), pursuant to the terms of the Debentures, and the Investors will have registration rights with respect to such Common Shares and the Warrant Shares (as defined herein), pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of Exhibit 4.2(f) hereto ("Registration Rights Agreement"); and

         WHEREAS, to induce the Investors to purchase the Debentures, the Company has agreed to issue to the Investors warrants exercisable for 62,500 shares of Common Stock in the form attached as Exhibit 1.1B (the "Warrants"; and, together with the Debentures, the "Securities");

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                  Purchase and Sale of Debentures and Warrants

         Section 1.1 Issuance of Debentures and Warrants.

                  (a) Issuance. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the





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Company, the outstanding principal amount of Debentures and the number of
Warrants indicated next to such Investor's name on Schedule I attached hereto.

                  (b) Purchase Price. The purchase price for the Debentures to be acquired by each Investor (the "Purchase Price") shall be the Purchase Price set forth next to such Investor's name on Schedule I.

                  (c) The Closing.

                           (i) The closing of the purchase and sale of the
                  Debentures and the Warrants (the "Closing") in the Issuance, shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("Investors' Counsel") or at such other place as is mutually agreeable, at 10:00 am., local time on the later of the following: (x) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Investors and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

                           (ii) On the Closing Date, the Company shall deliver
                  to each Investor (x) certificates (with the number of and outstanding principal amount of such certificates requested by such Investor) representing the Debentures purchased hereunder by such Investor at the Closing registered in the name of such Investor or its nominee and (y) the Warrants registered in the name of Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the Debentures purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the applicable Closing.




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                                   ARTICLE II

                         Representations and Warranties

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on each Closing Date:

                  (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

                  (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement and to issue the Debentures and Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Debentures, the Common Shares and the Warrant Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement, the Warrants, the Debentures and the Registration Rights Agreement have been duly executed and delivered by the Company, and (iv) this Agreement, the Warrants, the Debentures and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock; as of



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November 30, 1998 there were 17,802,649 shares of Common Stock and 382,794 shares of preferred stock issued and outstanding; and 9,723,138 shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.1(c), no shares of capital stock are entitled to preemptive rights; and there are as of November 30, 1998 outstanding options for 2,078,895 shares of Common Stock and no outstanding warrants for shares of Common Stock (excluding the Warrants). The Company's issued and outstanding preferred stock is, and will be, in all respects junior to the Debentures. Except as set forth in Schedule 2.1(c), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Except where such information has been clearly set forth in the SEC Documents (as defined below), the Company agrees to update the information contained in the preceding sentences of this Section 2.1(c) and in
Schedule 2.1(c) in a certificate delivered to each Investor on a quarterly basis. Attached hereto as Exhibit 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "Charter"), as in effect on the date hereof, and attached hereto as Exhibit 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

                  (d) Issuance of Common Shares. The Common Shares and the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") are duly authorized and reserved for issuance and, upon such conversion in accordance with the Debentures and/or exercise in accordance with the Warrants such Common Shares and Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Nasdaq Small Cap Market ("Nasdaq SCM") (or the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market System, collectively with the Nasdaq SCM, the "Approved Markets"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq SCM.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Debentures and the Warrants do not and will not (i) result in a violation of the Company's Charter or By-Laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, "Company Agreements"), or
(iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree



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(including Federal and state securities laws and regulations) applicable to the
Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its charter and bylaws, (ii) all Company Agreements and
(iii) all applicable laws, ordinances or regulations of any governmental entity. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures and the Warrants or issue and sell the Debentures in accordance with the terms hereof and issue the Common Shares upon conversion thereof and issue the Warrant Shares on exercise of the Warrants and for the registration provisions provided in the Registration Rights Agreement.

                  (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1997. The Company has not directly or indirectly provided to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include




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footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the Nasdaq SCM.

                  (h) No Material Adverse Change. Since December 31, 1997, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries.

                  (i) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1997, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

                  (j) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (k) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Debentures or Common Shares.

                  (l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures, the Warrants or the Common Shares or Warrant Shares under the Act.

                  The issuance of the Debentures, Warrants, Common Shares, or Warrant Shares to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq SCM.

                  (m) Form SB-2. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form SB-2 under the Act and rules



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promulgated thereunder, and Form SB-2 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

                  (n) Intellectual Property. The Company (and/or its wholly-owned subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

                  (o) Shareholder Rights Plan. None of the acquisition of Debentures, Warrants, Common Shares or Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Debentures or the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

                  (p) No Litigation. Except as set forth in the Pre-Agreement SEC Documents (as defined in Section 2.2(c) (i) below), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely effect the transactions contemplated hereby. The legal proceedings described in the Pre-Agreement SEC Documents will not have an effect on the transactions contemplated hereby, and will not have a Material Adverse Effect on the Company.

                  (q) Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts owing to Ananda Capital Management, which amounts shall be paid exclusively by the Company at closing, pursuant to a separate agreement.

                  (r) Acknowledgement of Dilution. The number of shares of Common Stock constituting Common Shares or Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Common Shares upon conversion of Debentures and Warrant Shares upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.





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                  (s) Other Investors. Except as set forth on Schedule 2.1(s), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in Schedule 2.1(s), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of the Debentures, the Common Shares, the Warrants or the Warrant Shares.

                  (t) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (u) Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a material effect on the Company. To the best of its knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. The Company currently expects to, and knows of no reason why it should not, receive a Beneficial Use Approval Order from the Pennsylvania Department of Environmental Protection for the use of dredge material and municipal waste incinerator ash mixed with pozzolanic grout ingredients for restoration of mine site highwalls upon completion of its demonstration project with the Pennsylvania Department of Environmental Protection. The contract between the Company and Lehigh Coal and Navigation Company, dated April 30, 1998, is in full force and effect and there are no breaches by either party thereof. Since December 31, 1997, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

                  (v) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain



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similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (w) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) Environmental Matters. Except as otherwise disclosed in the Pre- Agreement SEC Documents, the Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

                  (y) Solvency.

                           (i) Based on the financial condition of the Company
                  as of the Closing Date, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including contingent liabilities) as they mature.

                           (ii) Based on the financial condition of the Company
                  as of the Closing Date, the Company's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted including the Company's capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                           (iii) The Company does not intend to incur debts
                  beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the Closing Date, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.




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                           (iv) The Company does not intend, and does not
                  believe, that final judgments against the Company in actions for money damages will be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Company's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                           (v) Neither the Company nor any of its subsidiaries
                  is subject to any bankruptcy, insolvency or similar proceeding.

                  (z) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed by or on behalf of the Company and each of its subsidiaries have been filed and such returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. Copies of all such returns have been provided to the Investors. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid. All taxes required to be withheld by or on behalf of the Company or any such subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

                  (aa) Title to Properties; Encumbrances. Schedule 2.1(aa) contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company and its subsidiaries. Each of the Company and its subsidiaries owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own. All material properties and assets listed on Schedule 2.1(aa) are free and clear of all encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except, with respect to all such properties and assets, (a) mortgages or security interests shown on Schedule 2.1(aa) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations the Company or any of its subsidiaries, and
(ii) zoning laws and other land use restrictions (including, but not limited to, easements of records) that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by the Company or any of its subsidiaries lie wholly within the boundaries of the real property owned by the Company or such subsidiaries, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.




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         Section 2.2 Representations and Warranties of the Investors. Each of
the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Debentures and to acquire the Warrants being sold to it hereunder, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (b) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the performance under the Debentures and Warrants and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants or the Debentures.

                  (c) Investment Representations.

                           (i) Information. The Company has furnished such
Investor with its annual report on Form 10-K for its fiscal year ended December 31, 1997 (the "Fiscal Year End"), its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and all other reports or documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act prior to the Closing Date (the "Pre-Agreement SEC Documents").

                           (ii) Access to Other Information. Such Investor
acknowledges that the Company has made available to such Investor the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Investor considers relevant or appropriate in connection with entering into this Agreement.

                           (iii) Risks of Investment. Such Investor acknowledges
that the Debentures have not been registered under the Act. Such Investor is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Debentures, and that such Investor may be required to hold its Debentures received under this Agreement for a significant period of time prior to reselling them, subject to the Company successfully registering the Common Shares pursuant to the Registration Rights Agreement. Such Investor is capable of assessing the risks of an investment in the Debentures and is fully aware of the economic risks thereof. Such Investor acknowledges that the Company's operating results have in the past and may in the current period and in future periods not meet the expectations of securities analysts and that failure to meet such expectations would be likely to have a material adverse effect on the trading price and salability of the Common Shares.

                           (iv) Investment Representation. Such Investor is
purchasing the Debentures and the Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Debentures, Warrants, Common Shares, or Warrant Shares in violation of federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Debentures, Warrants, Common Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Debentures, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures, Warrants, Common Shares or Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

                           (v) Restricted Securities. It acknowledges and
understands that the terms of Issuance have not been reviewed by the SEC or by any state securities authorities and that the Debentures have been issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Investor, including the bona fide nature of such Investor's investment intent as expressed above.

                           (vi) Accuracy of Information. All information that
such Investor provides to the Company hereunder is correct and complete as of the date set forth above.

                           (vii) Ability to Bear Economic Risk. It is an
"accredited" investor, and that it (i) is able to bear the economic risk of its investment in the Debentures, (ii) is able to hold the Debentures for an indefinite period of time, (iii) can afford a complete loss of its investment in the Debentures and (iv) has adequate means of providing for its current needs.

                           (viii) No Public Solicitation. At no time was such
Investor presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Issuance.

                           (ix) Reliance by the Company. Such Investor
understands that the Debentures and Warrant are being offered and sold in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Debentures and Warrants.

                  (d) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                                  ARTICLE III

                                   Covenants

         Section 3.1 Registration and Listing; Effective Registration. Until the second anniversary of the issuance of the Debentures and the Warrants, the Company will cause the Common Stock issuable upon the exercise of the Securities to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Debentures or Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq SCM or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Stock to be listed on the Nasdaq SCM no later than the registration of the Common Stock under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein and in the Registration Rights Agreement, the Debenture and the Warrants, the term "Effective Registration" shall mean that all registration obligations of the Company pursuant to the Registration Rights Agreement and this Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the Common Stock issuable upon conversion and/or exercise of the Securities is current and such shares of Common Stock are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason, none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding, and no Interfering Event (as defined in Section 2(b) of the Registration Rights Agreement) exists.

         Section 3.2 Debentures on Conversion and Warrants on Exercise.

                  (a) Upon any conversion by an Investor (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days (as such term is defined in the Debenture) of the Conversion Date (as defined in the Debenture), a new certificate or certificates for the principal amount of Debentures which such Investor (or holder) has not yet elected to convert but which is evidenced in part by the certificate(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new certificate(s) designated by such Investor or holder).

                  (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

         Section 3.3 Replacement Debentures and Warrants.

                  (a) The certificate(s) representing the Debentures held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Debentures, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (b) The Warrants will be exchangeable at the option of the Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 Expenses. The Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and attorneys' fees and expenses of the Investors' Counsel, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder. At Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same.

         Section 3.5 Securities Compliance. The Company shall notify the SEC and the Nasdaq SCM, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debenture, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

         Section 3.6 Dividends or Distributions; Purchases of Equity Securities. So long as any Debentures or Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company; provided that the Company may purchase or acquire shares of Common Stock so long as the Company (i) purchases or acquires such shares on the open market or pursuant to a tender offer directed to all of the Company's shareholders and (ii) does not utilize the proceeds of the issuances of the Debentures for such purpose.

         Section 3.7 Notices. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Debentures hereunder shall be used for the acquisition by the Company of 100% of the common stock of Brass Investment Company, Inc.

         Section 3.9 Notification of Additional Financings; Adjustments.

                  (a) Until the expiration of twelve (12) months from the Closing Date, the Company shall provide reasonable advance notice to the Investors of its intentions to pursue any transaction, the purpose of which is to provide capital to the Company, in consideration of which the Company will sell or otherwise issue or deliver or dispose of any shares of Common Stock or other equity securities or any securities which are convertible into or exchangeable for shares of its Common Stock or other equity securities or any convertible or exchangeable security, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of shares of Common Stock or other equity securities (such transactions are referred to as "Applicable Financing Transactions"). The Company agrees to use reasonable efforts to provide the Investors with the opportunity to provide the financing in such Applicable Financing Transactions.

                  (b) If at any time within twelve (12) months from the Closing Date the Company issues Common Stock (or securities or rights exercisable or exchangeable for, or convertible into, Common Stock) in a private placement at a discount greater (or in the Investor's judgment more favorable to the purchaser thereof) than the discount specified in Section 5(c) of the Debentures or at a ceiling price less than the Conversion Price (as defined in the Debentures and as adjusted pursuant to the terms thereof), then the

Debentures will automatically (at the Investor's request) be adjusted to provide for such greater discount or lower or more favorable Conversion Price, as applicable.

         Section 3.10 Reservation of Stock Issuable Upon Conversion and Upon Exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the aggregate shares issuable upon conversion of Debentures, and 200% of the aggregate shares issuable on exercise of Warrants, which number may be reduced by the number of Common Shares or Warrant Shares actually delivered pursuant to conversion of Debentures or exercise of the Warrants and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Investors will be entitled to the discount adjustments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

         Section 3.11 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article IV of this Agreement.

         Section 3.12 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Debentures, Warrants, Common Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and Warrant Shares for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.

         Section 3.13 No Senior Indebtedness; Limitation on Issuance of Equity.

                  (a) Until the six month anniversary of the Closing Date, the Company agrees that neither the Company nor any direct or indirect subsidiary of the Company shall create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, or permit any liens, claims or encumbrances to exist against the Company or any direct or indirect subsidiary of the Company or any of their assets, unless junior to the Debentures in all respects, except for (i) trade payables incurred in the ordinary course of business consistent with past practices, (ii) indebtedness incurred in connection with the acquisition by the Company of another entity (or any assets of such entity), and (iii) except for a working capital facility which shall not exceed $40.0 million. The Company agrees that it shall at all times between the Closing Date and April 1, 2000 maintain at least $2.5 million of available credit under the facility described in clause (iii) of the preceding sentence.

                  (b) Until the later of (i) December 31, 1999 or (ii) 210 days after the date that the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC and the Common Shares and the Warrant Shares are subject to Effective Registration, neither the Company nor any of its subsidiaries will issue any equity securities or instruments or rights convertible into or exchangeable or exercisable for any equity securities; provided that the Company shall be permitted on one occasion to issue not less than $10.0 million of publicly trading shares of Common Stock in a firm commitment underwriting during this period.

         Section 3.14 Delisting; Best Efforts. If a conversion of a Debenture for Common Shares by an Investor could result in the Company being delisted from the Nasdaq SCM for issuing in excess of 20% of its outstanding Common Stock to the Investors without the approval of the Company's shareholders, then the Company must redeem any and all Debentures covered by the applicable Conversion Notice (as defined in the Debentures) and any and all Debentures that would, if a Conversion Notice for all Debentures were then delivered, result in the Company being subject to such delisting, at a price equal to 130% of the Outstanding Principal Amount (as defined in the Debentures) plus accrued but unpaid interest and default payments in effect at that time. The Company will use its best efforts to obtain promptly shareholder approval pursuant to NASD Rule 4460(i) authorizing the issuance of all Common Shares and Warrant Shares issuable upon the conversion of any Debentures or the exercise of any Warrants, including by calling a special meeting of such shareholders and having the Company's Board of Directors recommend such approval in a proxy statement.

         Section 3.15 Investor's Option to Compel Repurchase of Its Debentures. Between January 1, 2000 and March 31, 2000 (the "Investor Put Expiration Date"), each of the Investors shall have the right in its sole discretion to sell to the Company all of its Debentures at a price in immediately available funds (the "Premium Redemption Price") equal to 1.1 times (i.e., 110% of) the outstanding principal amount of such Debentures, plus any accrued but unpaid or unrecognized interest or default payments thereon; provided that the Investor Put Expiration Date shall be extended by 1.5 Business Days for each Business

Day that the Common Shares and/or Warrants Shares are not subject to Effective Registration after the date such shares are initially required to be subject to Effective Registration under the Registration Rights Agreement. Payment of such amount shall be due and payable within five days of demand therefor, which demand shall be revocable by the relevant Investor at any time prior to its actual receipt of the Premium Redemption Price. Notwithstanding anything to the contrary herein, in the event an Investor converts any of its Debentures pursuant to this Agreement, such Investor shall lose its option to compel repurchase of its Debentures pursuant to this Section 3.15.

                                   ARTICLE IV

                             Conditions to Closings

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Debentures. The obligation hereunder of the Company to issue and/or sell the Debentures to the Investors at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct in all material respects as of such date).

                  (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

         Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Debentures. The obligation hereunder of each Investor to acquire and pay for the Debentures at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

                  (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

                  (c) Nasdaq SCM. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the Nasdaq SCM (or other Approved Market), and trading in securities generally as reported by the Nasdaq SCM (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall not have been delisted from the Nasdaq SCM (or any other Approved Market where they are currently listed), and the market value of the outstanding Common Stock shall not have decreased below $4.00 per share.

                  (d) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debenture or the Warrants.

                  (e) Opinion of Counsel. At the Closing, the Investors shall have received an opinion of the general counsel of the Company, Bruce C. Rosetto, in the form attached hereto as Exhibit 4.2(e) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

                  (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 4.2(f) attached hereto.

                  (g) Adverse Changes. Except as otherwise disclosed in the Pre-Agreement SEC Documents, since December 31, 1997, no event which had or is likely to have, in the reasonable judgment of the Investors, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

                  (h) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

                  (i) Debentures and Warrants. The Investors shall have received certificates representing the Debentures and Warrants in the form and substance of Exhibit 1.1A and Exhibit 1.1B hereto.

                  (j) Due Diligence. Each Investor shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion.

                                   ARTICLE V

                                Legend and Stock

         The Company will issue one or more certificates representing the Debentures and the Warrants in the name of the Investor and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Debentures and the Warrants and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue Debentures and Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Debentures and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144(k) under the Act, or (ii) such Debentures and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Debentures or Warrant Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares and Warrant Shares without such legend. Any Common Shares issued pursuant to conversion of Debentures or Warrant Shares issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Investor by the Company) or in accordance with an exception from the registration requirements of the Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.

                                   ARTICLE VI

                                 Miscellaneous

         Section 6.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Debentures and Warrants pursuant hereto, the Common Shares issued upon conversion thereof, and the Warrant Shares issued upon exercise of the Warrants.

         Section 6.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

                  (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) THE COMPANY AND EACH INVESTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         Section 6.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, the Warrants, the Debentures and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 6.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

         to the Company:

                  U.S. Plastic Lumber Corporation
                  2300 Glades Road
                  Suite 440 West
                  Boca Raton, Florida 33431
                  Attention: Bruce Rosetto
                  Facsimile: (561) 394-5335

         to the Investors:

                  To each Investor at the address and/or fax number set forth on
                  Schedule I of this Agreement.

         with copies to:

                  Kleinberg, Kaplan, Wolff & Cohen, P.C.
                  551 Fifth Avenue, 18th Floor
                  New York, New York 10176
                  Attention: Stephen M. Schultz, Esq.
                  Facsimile: (212) 986-8866

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention: J. Eric Maki, Esq.
                  Facsimile: (212) 755-7306

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 6.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         Section 6.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 6.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Debentures and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Debentures and the Warrants. No Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company (which shall not be unreasonably withheld).

         Section 6.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 6.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 6.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

         Section 6.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 6.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without the express written agreement of such Investor, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.

         Section 6.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

         Section 6.15 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of Debentures or exercise of the Warrants, or otherwise, to any holder of Debentures or Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Debenture or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is required to be paid to all holders of Debentures and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Debentures unless such offer of redemption is made pro rata to all holders of Debentures on identical terms.

         Section 6.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                         U.S. PLASTIC LUMBER CORPORATION



                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:



                                         INVESTORS:

                                         HALIFAX FUND, L.P.

                                         By: THE PALLADIN GROUP, L.P.
                                             Attorney-in-Fact



                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:


                                         SOCIETE GENERALE


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:






[Signature page to U.S. Plastic Lumber Corporation Debenture Purchase Agreement]

                             EXHIBITS AND SCHEDULES

Schedule I                     List of Investors

Exhibit 1.1A                   Form of Debenture

Exhibit 1.1B                   Form of Warrant

Schedule 2.1(a)                List of Subsidiaries

Schedule 2.1(c)                Capitalization; Preemptive Rights

Exhibit 2.1(c)(i)              Certificate of Incorporation of the Company

Exhibit 2.1(c)(ii)             By-Laws of the Company

Schedule 2.1(s)                Outstanding Securities Subject to Registration
                                 Rights, etc.

Schedule 2.1(aa)               Real Property

Exhibit 4.2(e)                 Opinion of Company Counsel

Exhibit 4.2(f)                 Registration Rights Agreement

                                   SCHEDULE I



                                         Outstanding            Number                                 Restricted
                                      Principal Amount            of                                    Ownership
Investor                                of Debentures          Warrants         Purchase Price         Percentage
--------                              ----------------         --------         --------------         ----------
HALIFAX FUND, LP                         $1,500,000             37,500           $1,500,000                4.9%
c/o The Palladin Group, L.P.
Investment Manager
40 West 57th Street
New York, New York 10019

Attn:  Robert Chender


Tax  I.D. No.:____________
Telephone:  (212) 698-0500
Facsimile:  (212) 698-0599

SOCIETE GENERALE                         $1,000,000             25,000           $1,500,000                4.9%
Tour Societe Generale
17, Cours Valmy
92987 Paris La Defense Cedex
France
c/o
Societe Generale
1221 Avenue of the Americas
New York, New York 10020
Attn:  Guillaume Pollet


Tax I.D. No.:_____________

Telephone:  (212) 278-5260
Facsimile:  (212) 278-5467

                                         ----------             ------           ----------
TOTAL                                    $2,500,000             62,500           $2,500,000
                                         ==========             ======           ==========

                                SCHEDULE 2.1(a)

                              List of Subsidiaries

                                SCHEDULE 2.1(c)

                       Capitalization; Preemptive Rights

                                SCHEDULE 2.1(s)

          Outstanding Securities Subject to Registration Rights, etc.

                               SCHEDULE 2.1(aa)

           Real Property, Leaseholds and Certain Other Interest, etc.

                                SCHEDULE 2.1(bb)

                                 Real Property